Exhibit 99.01

NEWS RELEASE

FOR IMMEDIATE RELEASE

FOR:	HMG/COURTLAND PROPERTIES, INC.
1870 South Bayshore Drive
Coconut Grove, Florida 33133
(305) 854-6803

Company Contact:	Maurice Wiener

HMG/COURTLAND PROPERTIES, INC. DECLARES DIVIDEND

COCONUT GROVE, FLORIDA, December 13, 2019 - HMG/Courtland Properties, Inc. (NYSE Amex: HMG), announced today that its Board of Directors has declared a dividend of $0.50 per share on the Company’s Common Stock payable on January 13, 2020 to shareholders of record as of December 30, 2019.

Cautionary Statement

This release contains “forward-looking statements” that reflect the company’s current expectations about its future plans, including dividends.  These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate, and which are subject to risks and uncertainties.  Actual results could vary materially from those anticipated or expressed in any forward-looking statements, made by the company.  Please refer to the company’s most recent Form 10-K and subsequent filings for a further discussion of these risks and uncertainties.  The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events and circumstances after the date of the release.